Exhibit 99.1
Velo3D Announces Sequential Revenue Growth of 60% / Year over Year Growth of More Than 160% for Second Quarter 2022
Company Reiterates FY2022 Revenue Guidance of $89 Million

•>15x revenue growth over last 6 quarters – on track to become the largest metal additive manufacturing company, possibly as early as the end of 20221
•Strong demand - booked $18 million in new orders, backlog of $55 million
•2022 confidence – 1H22 revenue / backlog account for >95% of 2022 revenue guidance
•Launched new Sapphire XC 1MZ system – largest build volume of any laser PBF printer in its class - initial shipments in Q322
•Maintained strong balance sheet – exited Q222 with $142 million in cash

CAMPBELL, Calif., Aug. 9, 2022 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its second fiscal quarter of 2022.

“Our tremendous success in providing our customers with the industry leading additive manufacturing solutions they need is reflected in our revenue growth, increasing more than 15 fold since the first quarter of 2021,” said Benny Buller, CEO of Velo3D. “We have accomplished this while the revenue of our peers has been relatively flat over the same period. As a result, given our expected strength of our business in the second half of the year, it is possible that we will be the industry leader in metal additive manufacturing as we exit 2022, quicker than even we anticipated.”

1 Company comments and forecasts concerning market share, peer revenue performance and AM industry growth based on data published in the CONTEXT World - Shipment and Forecast Report for Global AM / 3DP Industry as of June 30, 2022 for metal printer sales for the leading Western AM brands. Additional details related to this report can be found in the company’s second quarter supplemental earnings slides available on the company’s investor relations website at https://ir.velo3d.com/.

“Demand for our industry-leading Sapphire family of systems remains high as we booked $18 million in new orders during the quarter and exited the quarter with $55 million in total backlog. As a result of this strong demand, we now have significant visibility in achieving our revenue guidance this year as more than 95% of our 2022 revenue forecast is now either recognized, booked or recurring revenue. We also expanded our product leadership during the quarter with the recent launch of our Sapphire XC 1MZ. With part sizes up to 10 cubic feet, we believe this is the world’s largest commercially available metal powder bed fusion production system with initial customer shipments commencing this quarter,” continued Buller.

“Looking forward, given our first half execution, strong second quarter bookings, revenue visibility through our backlog and the further scaling of Sapphire XC production, we are very confident in our ability to meet our 2022 revenue guidance of $89 million,” concluded Buller.

($ in Millions, except percentages and per-share data)	2nd Quarter 2022	1st Quarter 2022	2nd Quarter 2021
GAAP revenue	$19.6	$12.2	$7.1
GAAP gross margin	6.3%	0%	30.6%
GAAP net income (loss)[1]	$128.0	($65.3)	($12.5)
GAAP net income (loss) per diluted share	$0.63	($0.36)	($0.78)

Non-GAAP net loss[2]	($21.0)	($23.1)	($10.0)
Non-GAAP net loss per diluted share[2]	($0.10)	($0.13)	($0.62)
Cash and Investments	$142	$186	$12

Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”.
2.Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, and fair value adjustments for the Company’s warrants and earnout liabilities.

Summary of Second Quarter 2022 results
Revenue for the second quarter was $19.6 million, an increase of 60% compared to the first quarter of 2022 and more than 160% year over year. The improvement in revenue was primarily driven by a more favorable mix of Sapphire XC system sales resulting in an increase in average selling price. Recurring revenue was in line with forecasts and is expected to increase in the second half of 2022 due to the higher number of systems in the field.

Gross margin for the quarter was 6% and continues to reflect the impact of launch customer pricing for the company’s Sapphire XC systems shipped during the quarter as well as elevated overhead absorption and bill of materials costs as the company scales its manufacturing operations. While the company’s gross margin for the second quarter was in line with expectations, ongoing supply chain challenges have changed the timing of certain forecasted cost reduction benefits that will impact gross margin in the second half of the year. Bill of material cost savings which were anticipated for the second half of 2022, are now expected to be delayed until the first half of 2023 as the company reduces pre-purchased, higher cost inventory acquired in the first half of 2022 to offset ongoing component shortages and delivery delays. Additionally, these challenges will impact the delivery schedule of its remaining launch customer systems with certain shipments shifting to the third and fourth quarter resulting in more gross margin impact in those quarters than initially forecasted. The company continues to expect its per unit labor and overhead costs to be in line with its plan due to its manufacturing scale up. As a result, the company now expects its third quarter gross margin to be in line with its second quarter gross margin and fourth quarter 2022 gross margin to be in the range of 11% to 14%.

Operating expenses for the quarter declined slightly to $27.5 million, primarily as a result of lower general and administrative costs partially offset by higher sales and marketing expenses to fund the company’s global expansion plans. Non-GAAP operating expenses, which excluded stock-based compensation expense of $5.0 million, was $22.5 million.

Net income for the quarter was $128 million and reflected a gain of $154 million on the fair value of warrants and contingent liabilities. Non-GAAP net loss, which excludes the gain on fair value of warrants and contingent earnout liabilities as well as stock-based compensation, was $21.0 million. Adjusted EBITDA for the quarter, excluding the same metrics, was a loss of $19.8 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

The company ended the quarter with a strong balance sheet with $142 million in cash and investments. As a result, the company believes it has the liquidity for ongoing technology investments as well as providing the resources needed to fund its growth plans.

Guidance
For fiscal year 2022, given its strong year to date results and significant backlog, the company is reiterating is previous revenue guidance of $89 million.

Additional information for fiscal year 2022:
•The company’s business continues to evolve due to new product introductions and changing customer demand trends
•The company booked $18 million in new orders in the second quarter and has a total backlog of $55 million
•More than 95% of the company’s 2022 sales forecast is either recognized, booked or expected recurring revenue
•Product mix - the company is observing significantly higher average selling prices due to increased Sapphire XC product demand which is expected to offset a lower than forecasted unit count
•End customer mix – the company expects to continue to see a material shift in mix towards higher recurring purchasing rates from existing customer for 2022 than in the initial model

The company will host a conference call for investors this afternoon to discuss its second quarter 2022 performance at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at https://ir.velo3d.com/.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.

Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion® manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy and Lam Research. Velo3D has been named to Fast Company’s prestigious annual list of the World’s Most Innovative Companies for 2021. For more information, please visit velo3d.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
###

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Amounts herein pertaining to June 30, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Quarterly Report on Form 10-Q with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the three months ended June 30, 2022 will be provided upon filing our Quarterly Report on Form 10-Q with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s guidance for full year 2022 (including the company’s estimates for revenue), the company’s expectations regarding its potential to become the largest company in metal additive manufacturing, its recurring revenue and its pricing, improved production efficiencies and gross margin during 2022, the company’s strategic priorities for 2022 (including the company’s market and customer expansion plans), the company’s expectations regarding its liquidity and capital requirements, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “FY 2021 10-K”), which was filed by the company with the SEC on March 28, 2022 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to recognize the anticipated benefits of the merger transaction, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) costs related to the merger transaction; (3) changes in the applicable laws or regulations; (4) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (5) the impact of the global COVID-19 pandemic; and (6) other risks and uncertainties indicated from time to time described in the FY 2021 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA”, and “Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Adjusted Operating Expenses during the three months ended June 30, 2022 and 2021, the six months ended June 30, 2022 and 2021 and the three months ended March 31, 2022 and 2021:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended				Six months ended				Three months ended
	June 30,		June 30,		June 30,		June 30,		March 31,		March 31,
	2022		2021		2022		2021		2022		2021
	(In thousands, except share and per share data)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$19,644	100%	$7,146	100%	$31,862	100%	$8,318	100%	$12,218	100%	$1,172	100%
Gross profit	1,232	6.3%	2,184	30.6%	1,247	3.9%	1,794	21.6%	15	0.1%	(390)	(33.3)%
Net income (loss)	$127,950	651.3%	$(12,538)	(175.5)%	$62,608	196.5%	$(26,086)	(313.6)%	$(65,341)	(534.8)%	$(13,548)	(1156.0)%
Stock-based compensation	4,976	25.3%	760	10.6%	9,933	31.2%	1,075	12.9%	4,957	40.6%	315	26.9%
(Gain) loss on fair value of warrants	(23,665)	(120.5)%	227	3.2%	(17,651)	(55.4)%	1,741	20.9%	6,014	49.2%	1,514	129.2%
(Gain) loss on fair value of contingent earnout liabilities	(130,227)	(662.9)%	—	—%	(98,995)	(310.7)%	—	—%	31,232	255.6%	—	—%
Merger related transactional costs	—	—%	1,583	22.2%	—	—%	3,514	42.2%	—	—%	1,931	164.8%
Non-GAAP Net loss	$(20,966)	(106.7)%	$(9,968)	(139.5)%	$(44,105)	(138.4)%	$(19,756)	(237.5)%	$(23,138)	(189.4)%	$(9,788)	(835.2)%

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended				Six months ended				Three months ended
	June 30,		June 30,		June 30,		June 30,		March 31,		March 31,
	2022		2021		2022		2021		2022		2021
	(In thousands)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$19,644	100%	$7,146	100%	$31,862	100%	$8,318	100%	$12,218	100%	$1,172	100%
Net income (loss)	$127,950	651.3%	$(12,538)	(175.5)%	$62,608	196.5%	$(26,086)	(313.6)%	$(65,341)	(534.8)%	$(13,548)	(1156.0)%
Interest expense	92	0.5%	524	7.3%	233	0.7%	644	7.7%	141	1.2%	120	10.2%
Tax expense	—	—%	—	—%	—	—%	—	—%	—	—%	—	—%
Depreciation and amortization	1,087	5.5%	329	4.6%	2,108	6.6%	692	8.3%	1,021	8.4%	363	31.0%
EBITDA	129,129	657.3%	(11,685)	(163.5)%	64,949	203.8%	(24,750)	(297.5)%	(64,179)	(525.3)%	(13,065)	(1114.8)%
Stock-based compensation	4,976	25.3%	760	10.6%	9,933	31.2%	1,075	12.9%	4,957	40.6%	315	26.9%
(Gain) loss on fair value of warrants	(23,665)	(120.5)%	227	3.2%	(17,651)	(55.4)%	1,741	20.9%	6,014	49.2%	1,514	129.2%
(Gain) loss on fair value of contingent earnout liabilities	(130,227)	(662.9)%	—	—%	(98,995)	(310.7)%	—	—%	31,232	255.6%	—	—%
Adjusted EBITDA	$(19,787)	(100.7)%	$(10,698)	(149.7)%	$(41,764)	(131.1)%	$(21,934)	(263.7)%	$(21,976)	(179.9)%	$(11,236)	(958.7)%
Merger related transactional costs	—	—%	1,583	22.2%	—	—%	3,514	42.2%	—	—%	1,931	164.8%
Adjusted EBITDA excluding merger related transactional costs	$(19,787)	(100.7)%	$(9,115)	(127.6)%	$(41,764)	(131.1)%	$(18,420)	(221.4)%	$(21,976)	(179.9)%	$(9,305)	(793.9)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended				Six months ended				Three months ended
	June 30,		June 30,		June 30,		June 30,		March 31,		March 31,
	2022		2021		2022		2021		2022		2021
	(In thousands)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$19,644	100%	$7,146	100%	$31,862	100%	$8,318	100%	$12,218	100%	$1,172	100%
Operating expenses
Research and development	12,965	66.0%	6,399	89.5%	25,880	81.2%	11,094	133.4%	12,915	105.7%	4,695	400.6%
Selling and marketing	6,249	31.8%	2,337	32.7%	12,232	38.4%	4,360	52.4%	5,983	49.0%	2,023	172.6%
General and administrative	8,259	42.0%	5,218	73.0%	17,549	55.1%	10,004	120.3%	9,290	76.0%	4,786	408.4%
Total operating expenses	27,473	139.9%	13,954	195.3%	55,661	174.7%	25,458	306.1%	28,188	230.7%	11,504	981.6%
Stock-based compensation	4,976	25.3%	760	10.6%	9,933	31.2%	1,075	12.9%	4,957	40.6%	315	26.9%
Merger related transactional costs	—	—%	1,583	22.2%	—	—%	3,514	42.2%	—	—%	1,931	164.8%
Adjusted operating expenses	$22,497	114.5%	$11,611	162.5%	$45,728	143.5%	$20,869	250.9%	$23,231	190.1%	$9,258	789.9%

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021
Revenue
3D Printer	$17,615	$10,184	$6,079	$27,799	$6,313
Recurring payment	934	925	372	1,859	635
Support services	1,095	1,109	695	2,204	1,370
Total Revenue	19,644	12,218	7,146	31,862	8,318
Cost of revenue
3D Printer	15,633	10,479	3,899	26,112	4,482
Recurring payment	685	718	257	1,403	444
Support services	2,094	1,006	806	3,100	1,598
Total cost of revenue	18,412	12,203	4,962	30,615	6,524
Gross profit	1,232	15	2,184	1,247	1,794
Operating expenses
Research and development	12,965	12,915	6,399	25,880	11,094
Selling and marketing	6,249	5,983	2,337	12,232	4,360
General and administrative	8,259	9,290	5,218	17,549	10,004
Total operating expenses	27,473	28,188	13,954	55,661	25,458
Loss from operations	(26,241)	(28,173)	(11,770)	(54,414)	(23,664)
Interest expense	(92)	(141)	(524)	(233)	(644)
Gain (loss) on fair value of warrants	23,665	(6,014)	(227)	17,651	(1,741)
Gain (loss) on fair value of contingent earnout liabilities	130,227	(31,232)	—	98,995	—
Other income (expense), net	391	219	(17)	609	(37)
Income (loss) before provision for income taxes	127,950	(65,341)	(12,538)	62,608	(26,086)
Provision for income taxes	—	—	—	—	—
Net income (loss)	$127,950	$(65,341)	$(12,538)	$62,608	$(26,086)

Net income (loss) per share:
Basic	$0.69	$(0.36)	$(0.78)	$0.34	$(1.62)
Diluted	$0.63	$(0.36)	$(0.78)	$0.31	$(1.62)
Shares used in computing net income (loss) per share:
Basic	184,282,194	183,498,082	16,150,202	183,892,304	16,085,750
Diluted	202,384,512	183,498,082	16,150,202	203,089,266	16,085,750

Net income (loss)	$127,950	$(65,341)	$(12,538)	$62,608	$(26,086)
Net unrealized holding loss on available-for-sale investments	(335)	(594)	—	(943)	—
Other comprehensive income (loss)	$127,615	$(65,935)	$(12,538)	$61,665	$(26,086)

Velo3D, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$43,509	$207,602
Short-term investments	98,287	15,483
Accounts receivable, net	11,817	12,778
Inventories	61,909	22,479
Contract assets	405	274
Prepaid expenses and other current assets	6,695	9,458
Total current assets	222,622	268,074
Property and equipment, net	17,717	10,046
Equipment on lease, net	8,128	8,366
Other assets	14,948	16,231
Total assets	$263,415	$302,717
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,744	$9,882
Accrued expenses and other current liabilities	16,485	9,414
Debt – current portion	5,119	5,114
Contract liabilities	16,175	22,252
Total current liabilities	53,523	46,662
Long-term debt – less current portion	1,889	2,956
Contingent earnout liabilities	12,493	111,487
Warrant liabilities	4,053	21,705
Other noncurrent liabilities	8,874	9,492
Total liabilities	80,832	192,302
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value - 500,000,000 shares authorized at June 30, 2022 and December 31, 2021, 184,909,608 and 183,232,494 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	350,797	340,294
Accumulated other comprehensive loss	(957)	(14)
Accumulated deficit	(167,259)	(229,867)
Total stockholders’ equity	182,583	110,415
Total liabilities and stockholders’ equity	$263,415	$302,717

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,	June 30,
	2022	2021
Cash flows from operating activities
Net income (loss)	$62,608	$(26,086)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	2,108	692
Stock-based compensation	9,933	1,075
(Gain) loss on fair value of warrants	(17,651)	1,741
(Gain) loss on fair value of contingent earnout liabilities	(98,995)	—
Changes in assets and liabilities
Accounts receivable	961	(2,648)
Inventories	(34,826)	(1,279)
Contract assets	(131)	2,873
Prepaid expenses and other current assets	7,049	(1,748)
Other assets	1,283	(2,156)
Accounts payable	(415)	5,296
Accrued expenses and other liabilities	5,977	779
Contract liabilities	(6,077)	7,190
Other noncurrent liabilities	(617)	1,249
Net cash used in operating activities	(68,793)	(13,022)
Cash flows from investing activities
Purchase of property and equipment	(8,578)	(601)
Production of equipment for lease to customers	(2,563)	(5,044)
Purchases of available-for-sale investments	(87,655)	—
Proceeds from maturities of available-for-sale investments	4,000	—
Net cash used in investing activities	(94,796)	(5,645)
Cash flows from financing activities
Proceeds from loan issuance	—	14,339
Repayment of term loan	—	(4,888)
Proceeds from convertible notes	—	5,000
Proceeds from equipment loans	—	3,200
Repayment of equipment loans	(1,067)	(1,636)
Issuance of common stock upon exercise of stock options	570	283
Net cash (used in) provided by financing activities	(497)	16,298
Effect of exchange rate changes on cash and cash equivalents	(7)	—
Net change in cash and cash equivalents	(164,093)	(2,369)
Cash and cash equivalents and restricted cash at beginning of period	208,402	15,517
Cash and cash equivalents and restricted cash at end of period	$44,309	$13,148

Supplemental disclosure of cash flow information
Cash paid for interest	$152	$280
Supplemental disclosure of non-cash information
Issuance of common stock warrants in connection with financing	$—	$134

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	Six Months Ended
	June 30,	June 30,
	2022	2021

Cash and cash equivalents	$43,509	$13,148
Restricted cash (Other assets)	800	—
Total cash and cash equivalents, and restricted cash	$44,309	$13,148